CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Provention Bio, Inc. on Form S-1 to be filed on or about February 9, 2018 of our report dated February 9, 2018, on our audit of the financial statements as of December 31, 2016 and for the period from October 4, 2016 (inception) through December 31, 2016. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1.

/s/ EISNERAMPER LLP

Iselin, New Jersey
February 9, 2018